EXHIBIT 32
CERTIFICATION PURSUANT TO SECTION 13a-14(b)
OF THE SECURITIES EXCHANGE ACT OF 1934 AND 18 U.S.C. SECTION 1350
In connection with the Quarterly Report of Simon Worldwide, Inc. (the “Company”) on Form 10-Q for the period ending March 31, 2007, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned officers of the Company, certify, pursuant to Section 13a-14(b) of the Securities Exchange Act of 1934 and 18 U.S.C Section 1350, that, to the best of the officers’ knowledge:
(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ J. Anthony Kouba
J. Anthony Kouba
Chief Executive Officer May 14, 2007

/s/ Greg Mays
Greg Mays
Principal Financial Officer May 14, 2007